SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made as of December 10, 2009 by and between Mitek Systems, Inc., a Delaware corporation (the “Debtor”), in favor of each of the parties listed on Exhibit A hereto (each a “Secured Party,” and collectively, the “Secured Parties”).

RECITALS

The Debtor and the Secured Parties are parties to a Securities Purchase Agreement of even date with this Agreement (the “Purchase Agreement”) pursuant to which the Secured Parties shall purchase the Debentures (as defined in the Purchase Agreement) from the Debtor.  The parties intend that the Debtor’s obligations to repay the Debentures be secured by all of the assets of the Debtor.

AGREEMENT

In consideration of the purchase of the Debentures by the Secured Parties and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Debtor hereby agrees with the Secured Parties as follows:

1.           Grant of Security Interest.

(a)           To secure the Debtor’s full and timely performance of the Obligations, the Debtor hereby grants to the Secured Parties a continuing Lien on and security interest (the “Security Interest”) in, all of the Debtor’s right, title and interest in and to all of its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Cash; (i) all other Goods of the Debtor; (j) all Intellectual Property; and (k) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the “Collateral”) provided that, notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, (i) any of Debtor's rights or interests in or under, any license, contract, permit, or franchise to which Debtor is a party or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity) or (ii) Equipment which is the subject of a purchase money or capital lease lien, the terms of related documents for which effectively prohibit the granting of a Lien to Secured Parties.  Secured Parties agree that that the Security Interest shall be subject to and subordinate to the security interests in the Collateral created by secured credit facilities with one or more commercial or financial institutions, now existing or hereafter arising, in an amount of up to $2,000,000 million in the aggregate (collectively, the “Senior Debt”); provided that Debtor does not issue any of its equity securities in connection with the creation of such Senior Debt to the lender thereof.  In order to facilitate Debtor's ability to obtain new Senior Debt (or if any holder of Senior Debt so requests), Secured Parties agree, upon the request of Debtor: (y) to enter into a subordination agreement acceptable to such holder of Senior Debt, provided that such subordination is limited to subordination to loans that do not exceed $2,000,000 in aggregate principal amount, or (z) if any holder (or proposed holder) of Senior Debt is unwilling to permit Secured Parties to have a junior security interest in the Collateral, Secured Parties shall terminate and release their security interest in the Collateral; provided, however, that such termination and release of security interest in the Collateral by the Secured Parties shall not affect their senior position as Debenture holders to the common stockholders of the Company.

(b)           The following terms shall have the following meanings for purposes of this Agreement:

“Account” means any “Account,” as such term is defined in the UCC now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Debtor whether or not arising out of goods or software sold or services rendered by the Debtor or from any other transaction, whether or not the same involves the sale of goods or services by the Debtor and all of the Debtor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Debtor’s rights to any goods represented by any of the foregoing, and all monies due or to become due to the Debtor under all purchase orders and contracts for the sale of goods or the performance of services or both by the Debtor or in connection with any other transaction (whether or not yet earned by performance on the part of the Debtor), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which the Debtor now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “Chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

 “Deposit Accounts” means any “Deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Documents” means any “Documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Equipment” means any “Equipment,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires interest.

“Fixtures” means any “Fixtures,” as such term is defined in the UCC, together with all right, title and interest of the Debtor in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“General Intangible” means any “General intangible,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that the Debtor may now or hereafter have in or under any contracts, rights to payment, payment intangibles, confidential information, interests in partnerships, limited liability companies, corporations, joint ventures and other business associations, permits, goodwill, claims in or under insurance policies, including unearned premiums and premium adjustments, uncertificated securities, deposit, checking and other bank accounts, but shall not include any Intellectual Property (including the right to receive all proceeds and damages therefrom), rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “Goods,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Instruments” means any “Instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Intellectual Property” means, collectively, all rights, priorities and privileges of the Debtor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, inventions, patents, patent licenses, trademarks, trademark licenses and trade secrets (including customer lists), domain names, Web sites and know-how.

“Inventory” means any “Inventory,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of the Debtor for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Debtor or is held by others for the Debtor’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “Investment property,” as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“Letter of Credit Right” means any “Letter of credit right,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Debtor to the Secured Parties of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of the Purchase Agreement and the Debentures, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to the Debtor or payable by the Debtor thereunder.

“Permitted Liens” shall mean (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principals, (b) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue more than 60 days or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with generally accepted accounting principals, (c) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business, (d) zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Debtor, (e) banker’s Liens and similar Liens (including set-off rights) in respect of bank deposits, (f)  Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of the Debtor’s business, (g) Liens on the property or assets of any subsidiary of the Debtor in favor of the Debtor, (h) purchase money Liens that will be discharged upon the Debtor’s payment of the purchase price for the applicable property, to the extent such Liens relate solely to the property so purchased, (i) Liens securing Senior Debt and (j) other Liens, provided that the aggregate amount of indebtedness secured by such other Liens does not exceed $500,000 at any time.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “Proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to the Debtor from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Debtor from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of the Debtor against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of the Debtor’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Supporting Obligation” means any “Supporting obligation,” as such term is defined in the UCC, now owned or hereafter acquired by the Debtor or in which the Debtor now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Parties’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise defined herein, all capitalized terms used herein and defined in the Purchase Agreement shall have the respective meaning given to those terms in the Purchase Agreement, and terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

2.           Agreement Among the Secured Parties.

(a)           Payment Pro Rata.  Payment to the Secured Parties of the Obligations under the Debentures shall be made in proportion to the principal and accrued interest then outstanding on any such date of payment to each, until such obligations are paid or retired in full.

(b)           Sharing of Payments.  If any Secured Party shall at any time receive any payment of principal, interest or other charge arising under a Debenture, or upon any other obligation of Debtor or any sums by virtue of counterclaim, offset, or other lien that may be exercised, or from any security, other than payments made on the same date to all Secured Parties, such Secured Party shall share such payment or payments ratably with the other Secured Parties as to maintain as near as possible the unpaid balance of the Obligations pro rata according to the Secured Parties’ aggregate proportionate interests.

(c)           Sharing of Collateral. Upon the occurrence of any Event of Default, as defined in Section 5, and if the Secured Parties proceed to exercise any rights with respect to the Collateral, the Secured Parties shall share the Collateral and the proceeds of such Collateral ratably, without priority of one over the other.

(d)           Appointment of Agent.  The Secured Parties agree that Secured Parties holding two-thirds in interest of the principal amount of Debentures outstanding may act together as the agent of all Secured Parties to execute and deliver in their names such instruments, documents, statements and amendments thereto as may be necessary or appropriate to perfect or continue the perfection of the security interest granted in this Agreement.

(e)           Enforcement.  Enforcement of the Secured Parties’ rights hereunder shall be taken by Secured Parties holding two-thirds in interest of the principal amount of Debentures outstanding acting together as the agent for all of the Secured Parties.  The action of such percentage taken in accordance with the preceding sentence, shall in each case bind all the Secured Parties.  Each of the Secured Parties agrees that any Secured Party acting under Sections 2(d) and 2(e) shall not be liable for any acts taken in good faith in enforcing the rights of the Secured Parties hereunder.

3.           Representations and Warranties.  The Debtor hereby represents and warrants to the Secured Parties that:

(a)           Ownership of Collateral.  The Debtor is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Debtor acquires rights in the Collateral, will be the legal and beneficial owner thereof).  Except for the Security Interest granted to the Secured Parties pursuant to this Agreement, the Debtor has rights in or the power to transfer the Collateral free and clear of any adverse Lien, security interest or encumbrance except as created by this Security Interest and except for Permitted Liens.

(b)           Valid Security Interest.  The Security Interest granted pursuant to this Agreement will constitute a valid and continuing security interest in favor of the Secured Parties in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office or United States Patent and Trademark Office.

(c)           Organization and Good Standing.  The Debtor has been duly incorporated, and is validly existing and in good standing, under the laws of the State of California.

(d)           Location, State of Organization and Name of the Debtor.  The Debtor’s state of organization is Delaware and the Debtor’s exact legal name as it appears in the official filings in the State of Delaware is as set forth in the first paragraph of this Agreement.  The Debtor has only one jurisdiction of organization.

4.           Covenants.  The Debtor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations are paid in full:

(a)           Other Liens.  Except for the Security Interest and Permitted Liens, the Debtor has rights in or the power to transfer the Collateral and its title and will be able to do so hereafter free from any adverse Lien, security interest or encumbrance, and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(b)           Further Documentation.  At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Debtor, the Debtor will promptly and duly authenticate and deliver such further instruments and documents and take such further action as the Secured Parties may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted including, without limitation, filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby.  The Debtor also hereby authorizes the Secured Parties to file any such financing, amendment or continuation statement without the authentication of the Debtor to the extent permitted by applicable law.  A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) for filing in any jurisdiction.

(c)           Maintenance of Records.  The Debtor will keep and maintain at its own expense records of the Collateral.

(d)           Inspection Rights.  The Secured Parties shall have full access during normal business hours, and upon reasonable prior notice, to all the books, correspondence and other records of the Debtor relating to the Collateral.

(e)           Compliance with Laws, etc.  The Debtor (i) will comply with all laws, rules, regulations and orders of any governmental authority applicable to any material portion of the Collateral or to the operation of the Debtor’s business, the failure of which to comply with will have a material adverse effect on the Debtor, and (ii) shall not use or permit any Collateral to be used in violation of any provision of the Purchase Agreement and the Debentures, any law, rule or obligation or order of any governmental authority, or any policy of insurance covering any material portion of  the Collateral, the failure of which to comply with will have a material adverse effect on the Debtor; provided, however, that in each case, the Debtor may contest any such law, rule, regulation or order; in any reasonable manner which does not, in the reasonable opinion of the Debtor, adversely affect in any material manner the Secured Parties’ rights or the priority of its Liens on the Collateral.

(f)            Payment of Obligations.  The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity of such charge is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral and (iii) such charge is adequately reserved against on the Debtor’s books in accordance with generally accepted accounting principles.

(g)           Limitation on Liens on Collateral.  The Debtor will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is reasonably necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interest and Permitted Liens, and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all other persons.

(h)           Limitations on Dispositions of Collateral.  The Debtor will not sell, transfer, lease, or otherwise dispose of any material portion of the Collateral, or attempt, offer or contract to do so other than dispositions of Collateral in the ordinary course of the Debtor’s business; provided, however that the Debtor will be allowed to grant licenses to its products and related documentation in the ordinary course of business and to establish or provide for escrows of related intellectual property in connection therewith.

(i)            Further Identification of Collateral.  The Debtor will furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in detail acceptable to the Secured Parties.

(j)            Notice of Change of State of Incorporation.  Without 10 days’ prior written notice to the Secured Parties, the Debtor shall not change the Debtor’s name, state of incorporation or organization, organizational identification number or place of business (or, if the Debtor has more than one place of business, its chief executive office.

(k)           Insurance. The Debtor shall maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Agreement in its lines of business.

5.           Event of Default; the Secured Parties’ Appointment as Attorney-in-Fact.

(a)           Event of Default.  For purposes of this Agreement, the occurrence of any one of the following events (each, an “Event of Default”) shall constitute a default hereunder and under the Debenture:

(i)             The Debtor’s failure to pay or discharge the Obligations in accordance with the terms of the Debenture;

(ii)            The Debtor’s failure to observe or perform any material covenant, obligation, condition or agreement contained in this Agreement and such failure shall continue for 15 business days after the earlier of (i) the Debtor’s written acknowledgement of such failure and (ii) written notice by the Secured Parties to the Debtor of such failure.

(iii)           The commission of any act of bankruptcy by the Debtor, the execution by the Debtor of a general assignment for the benefit of creditors, the filing by or against the Debtor of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Debtor.

(b)           Powers.  The Debtor hereby appoints each Secured Party and any officer or agent of each such Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or its own name, from time to time in the Secured Parties’ discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement.  Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Parties shall have the right, without notice to, or the consent of, the Debtor, to do any of the following on the Debtor’s behalf:

(i)             to pay or discharge any taxes or Liens levied or placed on or threatened against the Collateral;

(ii)            to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Parties or as the Secured Parties direct;

(iii)           to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv)           to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v)            to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral;

(vi)           to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Parties may deem appropriate;

(vii)          to assign any patent right included in the Collateral of the Debtor (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Parties shall in their sole discretion determine; and

(viii)         generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Parties’ option and the Debtor’s expense, any actions which the Secured Parties deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ Liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Parties were the absolute owner of the Collateral for all purposes.

The Debtor hereby ratifies whatever actions the Secured Parties shall lawfully do or cause to be done in accordance with this Section 5.  This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(c)           No Duty on the Secured Parties’ Part.  The powers conferred on the Secured Parties by this Section 5 are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon it to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither the Secured Parties nor any of their respective officers, directors, employees or agents shall, in the absence of willful misconduct or gross negligence, be responsible to the Debtor for any act or failure to act pursuant to this Section 5.

6.           Performance by the Secured Parties of the Debtor’s Obligations.  If the Debtor fails to perform or comply with any of its agreements or covenants contained in this Agreement and the Secured Parties perform or comply, or otherwise cause performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Debtor to the Secured Parties within ten days of request by the Secured Parties and shall constitute Obligations secured by this Agreement.

7.           Remedies.  If an Event of Default has occurred and is continuing, the Secured Parties may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC.  Without limiting the foregoing, the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Debtor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon any or all of the Collateral, and/or may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as the Secured Parties may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  The Secured Parties shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Debtor, which right or equity is hereby waived or released.  The Secured Parties shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as the Secured Parties may elect, and only after such application and after the payment by the Secured Parties of any other amount required by any provision of law, need the Secured Parties account for the surplus, if any, to the Debtor.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by the Secured Parties of any of their respective rights hereunder, except to the extent caused by the willful misconduct or gross negligence of any Secured Party.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.  The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Parties to collect such deficiency.

8.           Limitation on Duties Regarding Preservation of Collateral.  Each Secured Party’s sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9207 of the UCC or otherwise, shall be to deal with it in the same manner as such Secured Party deals with similar property for its own account.  Neither the Secured Parties nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so other than as a result of the gross negligence or willful misconduct of the same or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

9.           Powers Coupled with an Interest.  All authorizations and agencies contained in this Agreement with respect to the Collateral are irrevocable and are powers coupled with an interest.

10.           No Waiver; Cumulative Remedies.  The Secured Parties shall not by any act (except by a written instrument pursuant to Section 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Debenture or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of the Secured Parties, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Secured Parties of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Parties would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11.           Termination of Security Interest.  Upon satisfaction of the Debtor’s obligations pursuant to the Debentures, or conversion of the Debentures into shares of the Company’s equity securities pursuant to the terms of the Debentures, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Debtor.  Upon any such termination, the Secured Parties shall authenticate and deliver to the Debtor such documents as the Debtor may reasonably request to evidence such termination.

12.           Miscellaneous.

(a)           Amendments and Waivers.  Any term of this Agreement may be amended with the written consent of the parties or their respective successors and assigns.  Any amendment or waiver effected in accordance with this Section 12(a) shall be binding upon the parties and their respective successors and assigns.

(b)           Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon the Debtor and its successors and assigns, as well as all persons who become bound as a debtor to this Agreement and inure to the benefit of the Secured Parties and its successors and assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(d)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(e)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)            Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(g)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(h)           Entire Agreement.  This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto concerning such subject matter are expressly canceled.

[Signature Page Follows]

The Debtor and the Secured Parties have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

MITEK SYSTEMS, INC.

By:

Name:

Title:

Address:

Facsimile Number:

SECURED PARTIES:

By:

Name:

Title:

Address:

Facsimile Number:

By:

Name:

Title:

Address:

Facsimile Number: